Exhibit 10.1

SEVERANCE AGREEMENT AND MUTUAL RELEASE

THIS SEVERANCE AGREEMENT AND MUTUAL RELEASE (hereinafter referred to as “Agreement”) is made and entered into this 12th day of September, 2012 by and between Anthony Roth (hereinafter referred to as “Roth”) and ContinuityX Solutions, Inc. (hereinafter referred to as “Corporation”).

RECITALS

Roth is currently the Executive Vice President, Treasurer, Director and Corporate Secretary of the Corporation and has heretofore acted as the Chief Financial Officer of the Corporation, collectively known as “Officer” and the positions collectively known as “Offices.”

Roth and the Corporation executed an “Employment Contract” on or about April 30, 2011 terminating March 31, 2013; attached hereto and incorporated herein as Exhibit 1.

It is the desire of the parties, among other things, to state the terms and conditions of the severance of their relationship as employee and employer; terminate the Employment Contract and to provide payments to or on behalf of Roth in exchange for which he and the Corporation make certain mutual pledges specified below.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and representations made herein, the adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

The above Recitals are incorporated herein.

CONSIDERATION TO ROTH

1.           Roth’s employment with the Corporation shall terminate effective September 12, 2012.  Roth shall receive the remaining “Full Base Salary” totaling $149,333.31 ($21,333.33 per month) due him through March 31, 2013; together with the monthly automobile allowance of $750, per month; totaling $5,250 and the remote office expense of $950, per month; totaling $6,650.  All payments provided pursuant to this Paragraph No. 1 shall be less standard payroll deductions and the payments described in this Paragraph No. 1 shall be provided to Roth in accordance with the regular payroll date for all employees at the Corporation.  Except as otherwise provided in this Agreement, Roth shall not be entitled to any wages, benefits, or other form of remuneration or compensation from Corporation after March 31, 2013.

2.           Roth is awarded a “Bonus” of $34,133, as a pro-rata bonus of 20% of annual base salary, for the eight months served, as an Officer in Calendar year 2012; the same shall be added to the Accrued Compensation, as later defined in Paragraph No. 4.

3.           Roth shall be entitled to elect a continuation of his Group Health Plan coverage to the full extent permitted by 29 U.S.C. §§ 1161-1167.  Roth shall receive all related information related to COBRA, and except as otherwise provided pursuant to this Agreement, the Corporation shall pay for the continuation of Group Health Plan coverage through COBRA through and including September 30, 2013.

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4.          Roth is entitled to receive “Accrued Compensation” in the amount of $345,132. The Accrued Compensation together with the Bonus of $34,133 shall be payable per the systematic payroll severance  over eighteen (18) months, on the fifteenth and thirtieth day of each month commencing, April 15, 2013, in the amount of $21,070.28 per month $10,535.14 per payroll period”; with the final payment on September 30, 2014.

5.          The Corporation shall repay to Roth the outstanding loan from Roth in full totaling $9,301.00 upon execution of this Agreement.

6.          Roth shall execute the “Stock Purchase Agreement” as per Exhibit 2 attached hereto and incorporated herein.

7.         The Corporation shall release Roth from any and all claims and choses of action and shall indemnify him from any and all claims and choses of action brought against the Corporation and/ or against Roth in his capacity as an employee, officer and director of the Corporation, including but not limited to the Roth Guarantees defined below, except with respect to any action or inaction on his part which gives rise to a claim or legal action against the Corporation..

8.         The Corporation shall use best efforts to obtain the release of Roth’s personal guarantees to financial institutions and equipment leases that are owed money from the Corporation (“Roth Guarantees”).  If the Roth Guarantees are not released by March 31, 2013; the Corporation shall pay Roth a monthly “Guarantee Fee” of the lesser of (A) .025%, times the outstanding balance of the Roth Guarantees, or (B)  two thousand ($2,000) dollars per month on the first day of the preceding month commencing April 1, 2013 and the first day of every month thereafter until such time the Roth Guarantee is released.

 9.        The Corporation shall reimburse Roth $2500.00 upon the execution of this Agreement, for attorney fees incurred by Roth in connection with the drafting and his representation as it relates to this Agreement.

CONSIDERATION TO THE CORPORTION

A.         Roth agrees to resign as an Officer from the Offices and a Director effective upon execution of this Agreement.

B.         Roth agrees to immediately return to the Corporation documents or property belonging to Corporation including, but not limited to, confidential and proprietary information, trade secrets, keys, credit cards, company cars, personal computers and mobile telephones.

C.         Roth agrees to release the Corporation except for the Corporation’s obligations pursuant to this Agreement.

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ROTH’S COOPERATION AND RELEASES

I.           In return for the benefits provided pursuant to this Agreement, Roth agrees to cooperate and provide assistance in the future to Corporation in the event he is a party, witness, or potential witness, to any litigation that involves or arises from Roth’s prior employment with Corporation.  Such services shall include, but not be limited to, truthfully testifying (and preparing to testify) as a witness in any proceeding or otherwise providing information or assistance to Corporation in connection with any claim or suit.  Roth agrees to cooperate with Corporation regarding any pending or subsequently filed litigation, claims or other disputed items involving Corporation or any affiliate that relate to matters within the knowledge or responsibility of Roth during his employment.  The Corporation agrees to pay reasonable expenses incurred by Roth in connection with Roth’s cooperation.  Without limiting the foregoing, Roth agrees (i) to meet with Corporation’ representatives, its counsel or other designees at mutually convenient times and places with respect to any items within the scope of this provision; (ii) to provide truthful testimony regarding same to any court, agency or other adjudicatory body; and (iii) to provide Corporation with notice of contact or communication by any adverse party.  Except as may be required by law, Roth further agrees that he will not assist any such adverse party or such adverse party's representatives, including but not limited to discussing or otherwise answering any question or inquiry regarding any aspect of Roth’s prior employment with Corporation.

II.           For and in consideration of the foregoing,  except for the Corporation’s obligations herein, Roth hereby releases Corporation, together with its past and present officers, directors, employees, agents, shareholders, representatives, stockholders, subsidiaries, divisions, successors, assigns, affiliated, related and/or parent corporations, and all of their respective past and present officers, directors, agents, employees, shareholders, and representatives), from any and all claims made, to be made, or which might have been made of whatever nature since the beginning of time, including those that arose as a consequence of employment with Corporation, or arising out of the termination of the employment relationship, or arising out of any acts committed or omitted during or after the existence of the employment relationship, all up through and including the date hereby, including, but not limited to, those claims which were, could have been, or could be the subject of an administrative or judicial proceeding filed either by Roth or on his behalf under any federal, state or local law or regulation, including but not limited to, actions at common law or equity, in contract or tort, and including, but not limited to, claims for back pay, front pay, wages, bonuses, fringe benefits, any form of discrimination (including but not limited to claims of race, color, sex/gender, handicap/disability, religion, national origin, marital status, veteran status, sexual orientation or preference, or age discrimination) under Titles 29 and 42 of the United States Code, Title VII of the Civil Rights Act of 1964, the Pregnancy Discrimination Act of 1978, the Employee Retirement Income Security Act of 1974, the Civil Rights Act of 1991, the Americans With Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Occupational Safety and Health Act, the Civil Rights Act of 1866, the Fair Labor Standards Act of 1938, as amended, the Rehabilitation Act of 1973, as amended, the Uniformed Services Employment and Reemployment Rights Act, the Genetic Information Nondiscrimination Act, together with all other actions at common law, either at law or in equity, in contract or tort, all claims for assault, battery, intentional or negligent infliction of emotional distress, wrongful or retaliatory discharge, public policy violations, whistleblower, interference with contract or a prospective economic relationship, invasion of privacy, defamation, libel, slander, any and all claims seeking recover for lost wages, emotional distress, pain and suffering, employee benefits, service letter, seniority, reinstatement, attorney’s fees, costs, interest, actual, compensatory and punitive damages.

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III.           By execution of this Agreement, Roth expressly waives any and all rights or claims arising under the Age Discrimination in Employment Act of 1967 (“ADEA”) and:

(a)           Roth acknowledges that his waiver of rights or claims arising under the ADEA is in writing and is understood by him;

(b)           Roth expressly understands that this waiver refers to rights or claims arising under the ADEA;

(c)           Roth expressly understands that by execution of this Agreement, Roth does not waive any rights or claims under the ADEA that may arise after the date the waiver is executed;

(d)           Roth acknowledges that the waiver of his rights or claims arising under the ADEA is in exchange for the consideration outlined above, which is substantially above and beyond that to which he is otherwise entitled under Corporation’s policies;

(e)           Roth acknowledges that Corporation is expressly advising him to consult with an attorney of his choosing prior to executing this Agreement;

(f)            Roth acknowledges that he has been advised by Corporation that he is entitled to at least twenty-one (21) days from receipt of this Agreement within which to consider this Agreement;

(g)           Roth acknowledges that he has been advised by Corporation that he is entitled to revoke (in the event he executes this Agreement) his waiver of rights or claims arising under the ADEA within seven (7) days after executing this Agreement and that said waiver will not and does not become effective or enforceable until the seven (7) day revocation period has expired;

(h)           Roth understands that this waiver is not requested in connection with an exit incentive or employment termination program;

(i)           The parties agree that should Roth exercise his right to revoke the waiver under subparagraph (g) hereof, this entire Agreement and its obligations are null and void and of no effect; and

IV.           Roth acknowledges that after he resigns he shall continue to assist the Corporation, on a reasonable basis, on an “as needed” basis

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THE CORPORATION’S INDEMNIFICATION AND RELEASE OF ROTH

V.           For and in consideration of the foregoing,  except for the Roth’s obligations pursuant to this Agreement, the Corporation, its officers directors, shareholders and all its and their successors hereby release Roth from any and all claims made, to be made, or which might have been made of whatever nature since the beginning of time, including those that arose as a consequence of employment with Corporation, or arising out of the termination of the employment relationship, or arising out of any acts committed or omitted during or after the existence of the employment relationship, all up through and including the date hereby, including, but not limited to, those claims which were, could have been, or could be the subject of an administrative or judicial proceeding filed under any federal, state or local law or regulation, including but not limited to, actions at common law or equity, in contract or tort.  In amplification there of the Corporation shall indemnify Roth of all of Roth’s Guarantees. Such indemnification shall include attorney fees and court costs incurred by Roth.

(a)           This Agreement shall be governed by and construed according to the laws of the State of Illinois.

(b)           ROTH ACKNOWLEDGES THAT HE HAS READ THIS SEVERANCE AGREEMENT AND MUTUAL RELEASE CONSISTING OF FIVE (5) PAGES, THAT THE ONLY CONSIDERATION FOR SIGNING THIS SEVERANCE AGREEMENT AND MUTUAL RELEASE ARE THE TERMS STATED ABOVE, THAT NO OTHER PROMISE OR AGREEMENT OF ANY KIND HAS BEEN MADE BY ANY PERSON OR ENTITY WHATSOEVER TO CAUSE HIM TO SIGN THIS AGREEMENT, THAT HE IS COMPETENT TO EXECUTE THIS AGREEMENT, THAT HE FULLY UNDERSTANDS THE MEANING AND INTENT OF THIS AGREEMENT, THAT HE HAS CONSULTED WITH AN ATTORNEY OR HAS VOLUNTARILY DECIDED NOT TO DO SO, AND THAT HE IS EXECUTING THIS AGREEMENT KNOWINGLY AND VOLUNTARILY AS AN ACT OF HIS OWN FREE WILL AND ACCORD.

Date: September 12th, 2012	CONTINUITYX SOLUTIONS, INC.

	By:	/s/ David Godwin
September 12, 2012

	By:	/s/ Anthony Roth
Anthony Roth

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CAUTION: READ BEFORE SIGNING.
THIS IS A RELEASE OF ALL OF YOUR RIGHTS

Date:	09/06/2012	/s/ Anthony Roth
Anthony Roth

STATE OF     Massachusetts            )
)  SS
COUNTY OF    Middlesex                 )

Comes now Anthony Roth, who states to me that he has read and understands the foregoing Separation Agreement, Offer of Compromise and Release and agrees to and accepts its terms and conditions as a free act of his own volition.

Sworn to before me this   6   day of      September,           2012

/s/ Steve Wyatt Notary Public

My Commission Expires:

April 22, 2016

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Exhibit 1
Employment Contract

Exhibit 2
Form of Stock Purchase Agreement

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (the “Agreement”) is dated the ____ day of September, 2012 by and between ANTHONY ROTH (the “Seller”) and each Person named on the Schedule of Buyers attached hereto (each such individual or entity, individually, a “Buyer” and all of such Persons, collectively, the “Buyers”).

RECITALS

WHEREAS, Seller owns Twenty Million One Hundred Thousand (20,100,000) shares of common stock, $.001 par value per share, of ContinuityX Solutions, Inc., a Delaware corporation (the “Company”) (such shares, together with any other shares held by Seller as a consequence of his owning such shares, either as a result of any bonus issuance, consolidation, division, subdivision, conversion, reclassification, split, or otherwise, and together with all rights and benefits attaching to all of such shares, including, without limitation, all dividends, voting rights and all other rights associated therewith, being hereinafter collectively referred to as the “Stock”); and

WHEREAS, Seller desires to sell to Buyers, and Buyers desire to purchase from Seller, upon the terms and subject to the conditions contained herein, Two Million Six Hundred Fourteen Thousand Three Hundred (2,614,300) shares of the Seller’s Stock (the “Purchased Stock”), which Purchased Stock shall be purchased on the date hereof (the “Closing” and the date of the Closing sometimes referred to as the “Closing Date”), all for the total purchase price of Two Hundred Fifty Thousand Dollars ($250,000) (the “Purchase Price”); and

WHEREAS, the Buyers purchasing the Purchased Stock shall each purchase the amount of Purchased Stock set forth opposite such Buyer’s name on the Schedule of Buyers attached hereto; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

ARTICLE I
RECITALS, EXHIBITS, SCHEDULES

The foregoing recitals are true and correct and, together with the Exhibits and Schedules referred to in this Agreement, are hereby incorporated into this Agreement by this reference.

ARTICLE II
INTERPRETATION

In this Agreement, unless the express context otherwise requires: (i) the words “herein,” “hereof” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) references to the words “Article” or “Section” refer to the respective Articles and Sections of this Agreement, and references to “Exhibit” or “Schedule” refer to the respective Exhibits and Schedules annexed hereto; (iii) references to a “party” mean a party to this Agreement and include references to such party’s permitted successors and permitted assigns; (iv) references to a “third party” mean any individual, sole proprietorship, joint venture, partnership, company, corporation, association, cooperation, trust, estate, governmental authority, or any other entity of any nature whatsoever (“Person”) not a party to this Agreement; (v) the terms “dollars” and “$” means United States dollars; (vi) wherever the word “include,” “includes” or “including” is used in this Agreement, it will be deemed to be followed by the words “without limitation.”

ARTICLE III
PURCHASE AND SALE OF STOCK

3.1           Purchase and Sale.  Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, and in exchange for the Purchase Price, the Seller hereby agrees to sell, transfer, convey and deliver to each of the Buyers, and each of the Buyers hereby agrees to purchase, at the Closing, all of the Seller’s right, title and interest in and to the Purchased Stock, free and clear of all liens, claims, pledges, restrictions on the transfer of same, and encumbrances of any nature or kind (collectively, “Encumbrances”), each of the Buyers purchasing that number of shares of the Purchased Stock as set forth in the Schedule of Buyers, in exchange for the portion of the Purchase Price applicable to each Buyer as reflected on the Schedule of Buyers.

3.2           Purchase Price.  As consideration for the Purchased Stock, each of the Buyers shall pay to the Seller a portion of the Purchase Price applicable to each Buyer based on the number of shares of the Purchased Stock purchased by each Buyer, all as set forth in the Schedule of Buyers.

3.3           Closing Date. The Closing shall take place simultaneously with the execution of this Agreement by the Seller and the Buyers, subject to satisfaction of the conditions to the Closing set forth in this Agreement.

3.4           Form of Payment; Mechanics of Closing.  Subject to the terms and conditions of this Agreement, on the Closing Date: (i) each Buyer shall deliver to the Seller, by wire transfer of immediately available U.S. funds to an account designated by Seller, its respective portion of the Purchase Price, as set forth in Section 3.2; and (ii) the Seller shall deliver to the Company’s transfer agent (the “Transfer Agent”), on behalf of and for the benefit of the Buyers, the original certificate representing the Stock, together with stock powers and other proper instruments of assignment or endorsement, as the Buyers may request or require, duly executed by the Seller (together with medallion guaranteed signatures, as may be required by the Transfer Agent), and together with an irrevocable letter from Seller to the Transfer Agent in the form attached hereto as Exhibit “A” (the “Letter of Instruction”), irrevocably authorizing and directing the Transfer Agent to transfer the Purchased Stock to each of the Buyers, in the amounts reflected in the Schedule of Buyers, and in accordance with Article X below.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller hereby makes the following representations and warranties to each of the Buyers, each of which the Seller hereby represents to be true and correct on the date hereof and each of which shall be deemed made again as of the Closing Date and represented by the Seller to be true and correct in all respects as of the Closing Date.

4.1           Power and Authority.  The Seller has the requisite competence and authority to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby without any consent or joinder from any other Person.  Seller is not insolvent or unable to pay his debts as they come due.  This Agreement and each of the other documents, instruments and agreements executed by the Seller in connection herewith constitute the valid and legally binding agreements of Seller, enforceable against Seller in accordance with their respective terms.

4.2           Stock.  Seller is the sole owner and registered holder of the Stock, free and clear of any and all Encumbrances. The Stock is duly authorized, properly and validly issued, fully paid and non-assessable, and all taxes, fees or charges related to the issuance or transfer of such Stock have been timely paid. Upon tender of the Purchase Price to the Seller in the manner contemplated by this Agreement at the Closing, ownership of the Purchased Stock shall be transferred to and vested in each of the Buyers, respectively and as applicable, free and clear of all Encumbrances. There are no shareholders’ agreements or other agreements of any kind restricting the transfer of any portion of the Stock or otherwise affecting the Stock in any manner or respect.

4.3           No Violations.  Neither the execution, delivery nor performance of this Agreement or any other documents, instruments or agreements executed by the Seller in connection herewith, nor the consummation of the transactions contemplated hereby: (i) constitutes a violation of or default under (either immediately, upon notice or upon lapse of time): (A) any provision of any contract or agreement by which the Seller or the Stock may be bound; (B) any order, writ, decree or any other judgment of any nature whatsoever; or (C) any law, rule or regulation; or (ii) will or could result in the creation or imposition of any Encumbrance upon, or give to any Person any interest in or right to, any portion of the Stock.

4.4           Encumbrances.  There is no Encumbrance and there is no agreement, arrangement or obligation to create or give an Encumbrance in relation to any of the Stock.  No Person has claimed to be entitled to an Encumbrance or any benefit thereunder in relation to any of the Stock.

4.5           Litigation.  The Seller is not subject to any litigation or any proceedings of any nature or kind whatsoever that could in any way affect this Agreement or the sale and transfer of the Purchased Stock as contemplated hereby.

4.6           Transfer of Stock.  The Purchased Stock, when transferred and sold in accordance with this Agreement to each Buyer, will be so sold and transferred in compliance with all applicable United States federal and state securities laws.  The sale and transfer of the Purchased Stock by Seller to each Buyer is exempt from: (i) the registration and prospectus delivery requirements of the Securities Act of 1933, as amended; and (ii) the registration and/or qualification provisions of all applicable state and provincial securities and “blue sky” laws.

4.7           Full Disclosure.  All the representations and warranties made by the Seller herein, and all of the statements, documents or other information pertaining to the transaction contemplated herein or made or given by the Seller, are complete and accurate, and do not omit any information required to make the statements and information provided, in light of the transaction contemplated, non-misleading, accurate and meaningful.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE BUYERS

Each Buyer hereby makes the following representations and warranties to the Seller, each of which each Buyer hereby represents to be true and correct on the date hereof and each of which shall be deemed made again as of the Closing Date and represented by each Buyer to be true and correct in all respects as of the Closing Date.

5.1          Power and Authority.  Each Buyer has the requisite competence and authority to execute and deliver this Agreement, to perform his respective obligations hereunder and to consummate the transactions contemplated hereby without any consent or joinder from any other Person.  This Agreement and each of the other documents, instruments and agreements executed by each Buyer in connection herewith constitute the valid and legally binding agreements of each Buyer, respectively and as applicable, enforceable against each Buyer in accordance with their respective terms.

5.2           No Violations.  Neither the execution, delivery nor performance of this Agreement or any other documents, instruments or agreements executed by each Buyer in connection herewith, nor the consummation of the transactions contemplated hereby: (i) constitutes a violation of or default under (either immediately, upon notice or upon lapse of time): (A) any provision of any contract or agreement by which a Buyer may be bound; (B) any order, writ, decree or any other judgment of any nature whatsoever; or (C) any law, rule or regulation.

5.3           Litigation.  Each Buyer represents that he is not subject to any litigation or any proceedings of any nature or kind whatsoever that could in any way affect this Agreement or such Buyer’s obligations to purchase its applicable portion of the Purchased Stock as contemplated hereby.

ARTICLE VI
INTERPRETATION AND SURVIVAL OF
REPRESENTATIONS AND WARRANTIES

6.1           Interpretation.  Each warranty and representation made by Seller in this Agreement or pursuant hereto is independent of all other warranties and representations made by Seller in this Agreement or pursuant hereto (whether or not covering identical, related or similar matters) and must be independently and separately satisfied.  Exceptions or qualifications to any such warranty or representation shall not be construed as exceptions or qualifications to any other warranty or representation.

6.2           Reliance by Buyer.  Notwithstanding the right or opportunity any of the Buyers may have had to investigate the Seller, the Company, the Company’s business and assets, and notwithstanding any knowledge of facts determinable by any of the Buyers as a result of such investigation or right of investigation, each of the Buyers has the unqualified right to rely upon the representations and warranties made by the Seller in this Agreement.  Each and every representation and warranty of the Seller made herein is material to the decision of each Buyer to enter into this Agreement and to consummate the transactions contemplated herein.

6.3           Survival.  All representations and warranties of the Seller and Buyers made in this Agreement or pursuant hereto shall survive the date hereof, the Closing, the consummation of the transactions contemplated hereby, the termination of this Agreement and any investigation.

ARTICLE VII
CONDITIONS PRECEDENT TO THE BUYERS’ OBLIGATIONS TO PURCHASE

The obligation of each Buyer hereunder to purchase its respective portion of the Purchased Stock at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions (in addition to any other conditions precedent elsewhere in this Agreement), provided that these conditions are for the Buyers’ sole benefit and may be waived by each Buyer at any time in its sole discretion:

7.1           The Seller shall have delivered to the Transfer Agent the Stock, certificates representing the same, duly endorsed for transfer to each Buyer, as applicable, or with duly executed stock powers transferring the same (with medallion guaranteed signatures, if required by the Transfer Agent), together with the Letter of Instruction contemplated by Section 3.4;

7.2           The representations and warranties of the Seller shall be true and correct in all respects as of the date when made and as of the Closing Date, as though made at that time, and the Seller shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Seller at or prior to Closing.

7.3           The Seller shall have executed such other agreements, certificates, confirmations or resolutions as the Buyers may require to consummate the transactions contemplated by this Agreement.

ARTICLE VIII
OBLIGATIONS AT CLOSING AND ADDITIONAL COVENANTS

8.1           Obligations of the Seller to the Buyers.  On the Closing Date, the Seller hereby covenants and agrees to execute and deliver, or cause to be executed and delivered, as applicable, to the Buyers, the following:

(a)          The Purchased Stock applicable to each Buyer and certificates representing the same, duly endorsed for transfer to each Buyer, as applicable, or with duly executed stock powers transferring the same (with medallion guaranteed signatures, if required by the Transfer Agent), all as may be required by this Agreement;

(b)          The Letter of Instruction, authorizing the Transfer Agent to issue new certificates in each Buyer’s name in the amounts as set forth in the Schedule of Buyers;

(c)           The Seller shall execute and deliver a voting agreement substantially in the form attached hereto as Exhibit “B”, pursuant to which Seller gives and grants unto a designee of Harvey Birdman and Richard Danzansky, the right to vote all of the Seller’s Stock not otherwise sold to a Buyer hereunder or under the “Second Purchase Agreement” (as hereinafter defined);

(d)           Such other documents and instruments as are contemplated by this Agreement or as may reasonably be requested by Buyers to further evidence the transactions contemplated hereby.

8.2           Buyer’s Obligations to the Seller at Closing.  On the Closing Date, each Buyer agrees to execute and deliver, or cause to be executed and delivered, as applicable, to Seller, the following or otherwise to take the following actions:

(a)           Each Buyer shall cause to be delivered to Seller, by wire transfer and as otherwise required by this Agreement, a portion of the Purchase Price applicable to each Buyer based on the number of shares of the Purchased Stock purchased by each Buyer, all as set forth in the Schedule of Buyers;

(b)           Such other documents and instruments as are contemplated by this Agreement or as may reasonably be requested by Seller to further evidence the transactions contemplated hereby.

8.3 Additional Covenants.

(a)           Second Purchase Agreement.  The Seller acknowledges that in addition to the sale of the Purchased Stock pursuant to this Agreement, it is the intention of Seller to also sell an additional Four Million Three Hundred Eighty-Five Thousand Seven Hundred (4,385,700) shares of the Stock to certain other buyers for an aggregate net price (after payment of fees associated with the Second Purchase Agreement) of Four Hundred Fifty Thousand Dollars ($450,000), pursuant to a stock purchase agreement substantially similar to this Agreement (the “Second Purchase Agreement”).  The Seller understands, acknowledges and agrees that the Buyers hereunder would not enter into this Agreement or purchase the Purchased Stock unless the Seller also enters into the Second Purchase Agreement and sells such additional shares of the Stock per the Second Purchase Agreement as hereby contemplated.  In that regard, the Seller hereby agrees and acknowledges that Seller’s obligation to enter into the Second Purchase Agreement and to sell such additional shares of the Stock as hereby contemplated is an affirmative obligation of the Seller, which obligation, if not fulfilled by Seller, may be enforced by the Buyers hereunder, at law or in equity, including, without limitation, by an action for specific performance.  It is anticipated that the Second Purchase Agreement will be available for execution by Seller and the buyers thereunder within ten (10) business days of the Closing Date, and that the closing under the Second Purchase Agreement shall take place within thirty (30) days from the execution thereof.  The parties agree that the closing under the Second Purchase Agreement shall in any event take place within forty-five (45) days from the Closing Date; provided, however, if the failure to close under the Second Purchase Agreement within such forty-five (45) day period is caused, directly or indirectly, by Seller, then Seller shall nonetheless remain obligated hereunder and under the Second Purchase Agreement, if already executed, to convey such remaining shares of Stock as hereby and thereby contemplated, notwithstanding the failure to close within such time period.

ARTICLE IX
INDEMNIFICATION

9.1          Seller’s Obligation to Indemnify.  Seller hereby agrees to indemnify and hold each Buyer, and each Buyer’s affiliates and subsidiaries, and each of their respective stockholders, directors, officers, members, managers, trustees, employees, agents, and attorneys, and their respective successors and assigns (collectively, the “Buyer Indemnified Parties”), forever harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities, dues, assessments, fines, penalties, fees, costs, amounts paid in settlement and damages of any nature or kind (including, without limitation, costs and expenses of counsel and paralegals, costs of investigation and defense, at all trial and appellate levels), whether or not arising from any demand, threat, claim, suit, action, litigation, investigation, study, arbitration, administrative hearing, other proceeding and whether or not involving a third party claim (collectively, the “Losses”), incurred or suffered by the Buyer Indemnified Parties, or any one of them, arising out of, resulting from or in any other way related to, directly or indirectly: (i) any breach or inaccuracy of any of the representations and warranties made by Seller in this Agreement or incorporated into this Agreement, or (ii) any breach of the covenants or agreements made by Seller in or pursuant to this Agreement.

9.2           Buyers’ Obligation to Indemnify.  Each Buyer hereby agrees to indemnify and hold Seller forever harmless from and against the aggregate of all Losses, incurred or suffered by Seller, arising out of, resulting from or in any other way related to, directly or indirectly: (i) any breach or inaccuracy of any of the representations and warranties made by Buyers in this Agreement or incorporated into this Agreement, or (ii) any breach of the covenants or agreements made by Buyers in or pursuant to this Agreement.

ARTICLE X
DELIVERY OF STOCK; TRANSFER AGENT MATTERS

10.1          Mechanics with Transfer Agent.  Immediately upon execution of this Agreement by Seller and the Buyers, and prior to payment of any portion of the Purchase Price to Seller for the Purchased Stock, the Seller shall deliver to the Transfer Agent, the certificate for the Stock, stock powers, Letter of Instruction and other deliveries required under and in accordance with this Agreement.  Once the Transfer Agent confirms to counsel for the Buyers, by e-mail, that Transfer Agent has received all required deliveries and payment of all required fees from the Seller in order to transfer the Purchased Stock to the Buyers as hereby contemplated, then the Buyers shall wire the Purchase Price due to Seller, and the Seller shall cause the Transfer Agent to issue certificates representing the Purchased Stock to each of the Buyers in the amounts set forth in the Schedule of Buyers and otherwise in accordance with the Letter of Instruction, and Seller shall cause the Transfer Agent to deliver such certificates to each of the Buyers within five (5) business days from the Closing Date.  Seller shall have the remaining shares of Stock not sold in the Closing, and stock powers therefor, remain with Transfer Agent for the Second Purchase Agreement.

10.2         Documents and Fees Required By Transfer Agent.  Seller shall be obligated, at Seller’s sole expense, to promptly deliver to Transfer Agent, prior to the Buyers’ obligation to pay any portion of the Purchase Price, any legal opinions, confirmations, documents, or other instruments as may be necessary or required by the Transfer Agent to deliver the certificates representing any portion of the Purchased Stock to Buyers as contemplated by this Agreement.  In addition, the Seller shall be obligated, at Seller’s sole expense, to promptly pay to the Transfer Agent, prior to the Buyers’ obligation to pay any portion of the Purchase Price, any fees, transfer taxes, or other costs necessary or required by the Transfer Agent to deliver the certificates representing any portion of the Purchased Stock to Buyers as contemplated by this Agreement.

10.3         Injunction and Specific Performance.  The Seller specifically acknowledges and agrees that in the event of any failure of the Seller or Transfer Agent to deliver the original certificates representing any portion of the Purchased Stock to each Buyer as required hereunder, Buyers will be irreparably damaged and that damages at law would be an inadequate remedy if this Agreement were not specifically enforced.  Therefore, in the event of any such failure, each Buyer shall be entitled to obtain, in addition to all other rights or remedies any Buyer may have, at law or in equity, a decree for specific performance of the provisions of this Agreement, without being required to show any actual damage or to post any bond or other security.

ARTICLE XI
MATTERS RELATING TO THE BUYERS

11.1         Independent Nature of Buyers’ Obligations and Rights.  Notwithstanding anything contained in this Agreement to the contrary, the obligations of each Buyer under this Agreement are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under this Agreement, or for compliance with any representations or warranties of any other Buyer under this Agreement.  The decision of each Buyer to purchase any portion of the Purchased Stock hereunder has been made by each such Buyer independently of any other Buyer and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of its subsidiaries, if any, which may have been made or given by any other Buyer.  Each Buyer acknowledges that no other Buyer has acted as agent or fiduciary for any other Buyer in connection with making its investment hereunder and that no Buyer will be acting as agent or fiduciary for any other Buyer in connection with monitoring its investment in the Purchased Stock, each Buyer hereby acknowledging that each of them has made its own independent inquiries and due diligence with the Seller and the Company with respect to its purchase of the Purchased Stock, and no Buyer has relied on any other Buyer in making any such investment decisions. Each Buyer shall be entitled to independently protect and enforce its rights under this Agreement, and it shall not be necessary for any other Buyer to be joined as an additional party in any claim or proceeding for such purpose.  Each of the Buyers acknowledge that, for reasons of administrative convenience, this Agreement has been prepared and/or negotiated by counsel for one or more of the Buyers, and that such counsel does not represent all of the Buyers with respect to the transactions contemplated hereby, and each other Buyer has retained its own counsel (or had the opportunity to do so) with respect to such transactions.  In furtherance of the foregoing, and not in limitation thereof, the Buyers acknowledge that nothing contained in this Agreement, and no action taken by any Buyer pursuant thereto, shall be deemed to constitute any two or more Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement.

ARTICLE XII
MISCELLANEOUS

12.1         Notices.  All notices of request, demand and other communications hereunder shall be addressed to the parties as follows:

If to the Seller:                                                      Mr. Anthony Roth
14330 Avalon Drive
Northborough, MA 01532
E-Mail:

If to the Buyers:                                                   See attached Schedule of Buyers

unless the address or any other information listed above is changed by the party by like notice given to the other parties; provided, however, that notwithstanding the following sentence, no notice of any change in the address or other information listed above shall be deemed given unless and until actually received by the party charges with notice thereof.  Notice shall be in writing and shall be deemed received: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address above, then three (3) business days after deposit of same in a regularly maintained U.S. Mail receptacle; (ii) if mailed by Federal Express, UPS or other nationally recognized overnight courier service, next business morning delivery, then one (1) business day after timely deposit of same in a regularly maintained receptacle of such overnight courier for next business day delivery; or (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., EST, on a business day.  Any notice hand delivered after 5:00 p.m., EST, shall be deemed delivered on the following business day.  Notwithstanding the foregoing, notice, requests or demands or other communications referred to in this Agreement may be sent by facsimile or other method of delivery, including e-mail or other electronic transmission, but shall be deemed to have been given only when the sending party has confirmed (by reply e-mail or some other form of written confirmation from the receiving party) that the notice has been received by the other party.

12.2         Entire Agreement.  This Agreement, including the Exhibits attached hereto and the documents delivered pursuant hereto, set forth all the promises, covenants, agreements, conditions and understandings between the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, inducements or conditions, expressed or implied, oral or written, except that the parties agree that Seller must also sell additional Stock pursuant to the Second Purchase Agreement as set forth in this Agreement.

12.3         Binding Effect.  This Agreement shall be binding upon the parties hereto, their respective successors and permitted assigns.

12.4         Amendment.  The parties hereby irrevocably agree that no attempted amendment, modification, or change of this Agreement shall be valid and effective, unless the parties shall unanimously agree in writing to such amendment, modification or change.

12.5         No Waiver.  No waiver of any provision of this Agreement shall be effective, unless it is in writing and signed by the party against whom it is asserted, and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.

12.6         Gender and Use of Singular and Plural.  All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties or their personal representatives, successors and assigns may require.

12.7         Execution.  This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Agreement, and same shall become effective when counterparts have been signed by each party and each party has delivered its signed counterpart to the other party.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.

12.8         Headings.  The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

12.9         Governing Law.  This Agreement shall be construed in accordance with the laws of the State of Florida and any proceeding arising between the parties in any manner pertaining or related to this Agreement shall, to the extent permitted by law, be held in Broward County, Florida.

12.10       Waiver of Jury Trial.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

12.11       Further Assurances.  The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

12.12       Prevailing Party.  If any party hereto is required to engage in litigation or any other proceeding against any other party hereto, either as a plaintiff, as defendant or otherwise, in order to enforce or defend any rights under this Agreement and such litigation or other proceeding results in a final judgment or other adjudication in favor of such party (“Prevailing Party”), then the party or parties against whom said final judgment or other adjudication is obtained shall be liable to and reimburse the Prevailing Party for all direct, indirect or incidental expenses incurred in such litigation, including all reasonable attorneys' fees, paralegals' fees, court costs and other expenses incurred throughout all negotiations, trials or appeals undertaken in order to enforce the Prevailing Party’s rights hereunder.

12.13       Performance on Business Days. The parties agree that in the event that any date on which performance is to occur falls on a Saturday, Sunday or state or national holiday, then the time for such performance shall be extended until the next business day thereafter occurring.

12.14       Joint Preparation.  The preparation of this Agreement has been a joint effort of the parties and the resulting documents shall not, solely as a matter of judicial construction, be construed more severely against one of the parties than the other.

12.15       Severability.  If any one of the provisions contained in this Agreement, for any reason, shall be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall remain in full force and effect and be construed as if the invalid, illegal or unenforceable provision had never been contained herein.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year set forth above.

SELLER:

ANTHONY ROTH

Date:

BUYERS:

See attached Signature page for Buyers

SIGNATURE PAGE FOR STOCK PURCHASE AGREEMENT

WITH ANTHONY ROTH

By its execution below, the undersigned Buyer hereby acknowledges and agrees to the terms set forth in the Stock Purchase Agreement to which this signature page is attached.

For Entities:
___________________________________ (Name of Entity) By:________________________________ Name:______________________________ Title:_______________________________ Date:_______________________________

For Individuals:

___________________________________
Print Name:_________________________

Date:_______________________________

___________________________________
Print Name:__________________________

Date:_______________________________

If more than one individual, please check below how the investment is being held:
□ Tenants in Common      □ Joint Tenants with Rights of Survivorship   □ Tenants by the Entirety (spouses only)

SCHEDULE OF BUYERS

EXHIBIT “A”

LETTER OF INSTRUCTION

EXHIBIT “B”

VOTING AGREEMENT